SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                 Amendment No. 1
                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 11, 2005


                             HPL TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

  Delaware                             000-32967                 77-0550714
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(State of Incorporation        (Commission File Number)      (I.R.S. Employer
or Organization)                                             Identification No.)


 2033 Gateway Place, Suite 400, San Jose, California              95110
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 (Address of Principal Executive Offices)                      (Zip Code)



       Registrant's telephone number, including area code: (408) 437-1466




                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note: This Amended Current Report on Form 8-K/A is being filed to provide the Stipulation of Settlement for the case in re HPL Technologies, Inc. Securities Litigation (Case No. C-02-3510 VRW). The Stipulation was approved by the United States District Court for the Northern District of California on March 11, 2005.

Item 1.01         Entry into Material Contract

         On March 11, 2005, the United States District Court for the Northern District of California granted final approval of the Stipulation of Settlement (the "Stipulation") of the class action securities litigation in re HPL Technologies, Inc. Securities Litigation (No. C-02-3510 VRW). A copy of the Stipulation is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

         (c)      Exhibits

         10.1 Stipulation of Settlement in re HPL Technologies, Inc. Securities Litigation


                                      * * *

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           HPL TECHNOLOGIES, INC.



Date:  March 18, 2005                      By: /s/ Michael P. Scarpelli
                                              -------------------------
                                           Michael P. Scarpelli
                                           Chief Financial Officer and
                                           Senior VP of Administration

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------
10.1              Stipulation of Settlement in re HPL Technologies, Inc.
                  Securities Litigation

                                                                   Exhibit 10.1


GOLD BENNETT CERA & SIDENER LLP
STEVEN O. SIDENER (SBN 121062)
JOSEPH M. BARTON (SBN 188441)
DIANA K. KIM (SBN 227985)
595 Market Street, Suite 2300
San Francisco, California 94105-2835
Telephone: (415) 777-2230
Facsimile: (415) 777-5189

Attorneys for Lead Plaintiff And
All Others Similarly Situated


                          UNITED STATES DISTRICT COURT

                         NORTHERN DISTRICT OF CALIFORNIA




In re HPL TECHNOLOGIES, INC.                       Master File No.:C-02-3510 VRW
SECURITIES LITIGATION
                                                   Class Action
                                                   ------------

                                                  STIPULATION OF SETTLEMENT WITH
                                                  HPL TECHNOLOGIES, INC., ELIAS
                                                  ANTOUN, ITA GEVA, LAWRENCE
                                                  KRAUS, OSAMU KANO, YERVANT
                                                  ZORIAN, AND Y. DAVID LEPEJIAN

------------------------------------------------------------ -------------------

THIS DOCUMENT RELATES TO:

         ALL ACTIONS.

         This Stipulation of Settlement (the "Stipulation") is entered into as of October 1, 2004, between and among the following Settling Parties (as defined in Section IV, P. 1.34 below), by and through their respective counsel:
         (i) Lead Plaintiff Fuller & Thaler Asset Management, Inc. ("Fuller & Thaler"), on behalf of itself and each of the other Settlement Class Members (as defined in Section IV, P. 1.29 below);
         (ii)     HPL Technologies, Inc.; and
         (iii) Ita Geva, Lawrence Kraus, Elias Antoun, Osamu Kano, Yervant Zorian, and Y. David Lepejian.
         The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in Section IV, P. 1.22 below), upon and subject to the terms and conditions hereof.

1)       THE LITIGATION
         --------------

         Beginning on July 31, 2002, fourteen (14) federal class-action securities lawsuits were filed against HPL, certain of HPL's current and former directors and/or officers, and PricewaterhouseCoopers LLP ("PwC") in the United States District Court for the Northern District of California. By Order dated September 29, 2003, the Court consolidated the actions for all purposes under the caption In re HPL Technologies Securities Litigation, Master File No. C-02-3510-VRW (the "Litigation"). The Court also appointed Fuller & Thaler as Lead Plaintiff and the law firm of Gold Bennett Cera & Sidener LLP as Lead Counsel.
         On December 1, 2003, Lead Plaintiff filed and served the First Amended Consolidated Complaint (the "Complaint"). The Complaint alleges that defendants issued, or participated in the issuance of, materially false and misleading financial statements on behalf of HPL during the period July 31, 2001 through July 18, 2002, inclusive. The Complaint alleges that the defective financial statements were issued as part of a scheme to artificially inflate and maintain the price of HPL's securities. The Complaint asserts claims on behalf of Lead Plaintiff and the other members of the Class (as defined in Section IV, P. 1.4 below) for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. ss.ss.78j(b) and 78t(a), and Rule 10b-5 promulgated thereunder, 17 C.F.R. ss.240.10b-5, and Sections 11, 12(2) and 15 of the Securities Act of 1933 (the "Securities Act"), 15 U.S.C. ss.ss.77k, 77l(2) and 77o.

        Lead Counsel has extensively investigated the alleged wrongdoing pertaining to the Settling Defendants. Lead Counsel has (1) reviewed and analyzed HPL's SEC filings, financial statements and other public records, (2) examined tens of thousands of pages of confidential internal documents produced by defendants; (3) conducted interviews of non-party witnesses; and (4) retained and consulted with experts. Based upon this review and investigation, and the factual admissions made by Individual Settling Defendant Y. David Lepejian, Lead Plaintiff and Lead Counsel believe that an adequate basis exists for entering into this Settlement.
         Beginning in December 2003, the Settling Parties participated in an arm's-length settlement mediation conducted by the Hon. Charles A. Legge (Ret.). Four separate full-day mediation sessions were held before Judge Legge between December 2003 and March 2004. At a session held on March 10, 2004, the basic terms of this settlement were reached. The parties engaged in additional negotiations thereafter, including another session before Judge Legge on July 1, 2004. The settlement of this action was obtained after substantial negotiation and careful consideration of all relevant factors, including those affecting the likelihood of establishing liability against the Settling Defendants, the availability of insurance coverage, the financial condition of HPL, and the Settling Defendants' likely liability as determined under the proportionate fault scheme of the Private Securities Litigation Reform Act of 1995 (the "PSLRA").

2)       THE SETTLING DEFENDANTS' DENIAL OF WRONGDOING AND LIABILITY
         -----------------------------------------------------------

         All Settling Defendants (except Y. David Lepejian to the extent precluded by his guilty plea) have denied and continue to deny each and all of the claims and contentions made by Lead Plaintiff in the Litigation. All Settling Defendants (except Y. David Lepejian to the extent precluded by his guilty plea) deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Litigation. The Settling Defendants also deny, inter alia, the allegations that the Lead Plaintiff or the Settlement Class have suffered damages, that the price of HPL securities was artificially inflated by reasons of the alleged misrepresentations, non-disclosures or otherwise, or that the Lead Plaintiff or the Settlement Class was harmed by the conduct alleged in the Litigation.

         Nonetheless, the Settling Defendants have concluded that it is in their best interests that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Defendants have reached this conclusion after (1) analyzing the factual and legal issues in the Litigation; (2) determining that further conduct of the Litigation would be protracted and expensive, including potential litigation not only through trial, but also through any appeals that might be taken; and (3) considering HPL's current financial situation and the substantial benefits to Settling Defendants and HPL's shareholders of a final resolution of the Litigation, including avoiding further expenses, disposing of burdensome and protracted litigation, and permitting Settling Defendants to conduct their business unhampered by the distractions of continued litigation.

3)       THE CLAIMS OF THE LEAD PLAINTIFF AND THE BENEFITS OF SETTLEMENT
         ---------------------------------------------------------------

          Lead Plaintiff believes that the claims asserted in the Litigation are meritorious. Nevertheless, Lead Plaintiff recognizes and acknowledges the substantial risks and costs inherent in the continued prosecution of this Litigation. Lead Plaintiff is aware of, inter alia, the problems of proof regarding the elements of its claims, the limitations on the Settling Defendants' liability due to the proportionate fault scheme of the PSLRA, and the Settling Defendants' potential defenses to liability. Lead Plaintiff has also considered that, in any litigation, there exists a significant possibility that the Settlement Class might receive nothing or less than the settlement amount, even if liability were eventually established at trial. Lead Plaintiff has also acknowledged the precarious financial condition of HPL and has considered the question of whether insurance coverage exists. Lead Plaintiff believes that the settlement set forth in this Stipulation confers substantial benefits upon the Settlement Class.

4)       TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
         ------------------------------------------------

           NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and between the parties hereto, and by their undersigned counsel, that, subject to the approval of the Court, the Litigation, the Released Claims and all matters encompassed within the scope of any releases set forth or referenced herein, shall be finally and fully compromised, settled and released as to all Settling Parties, and the Litigation shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of the Stipulation, as follows:
         1.       Definitions
                  -----------
         As used in the Stipulation the following terms have the meanings specified below:
                  1.1 "Authorized Claimant" means any Settlement Class Member whose claim for recovery has been allowed pursuant to the terms of the Stipulation.

                  1.2 "Claimant" means any Settlement Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

                  1.3 "Claims Administrator" or the "Receiver" means the firm of Gilardi & Co., LLC.

                  1.4 "Class" means a class consisting of all Persons and entities who purchased or acquired HPL securities during the period July 31, 2001 through July 18, 2002, inclusive. Excluded from the Class are the Defendants named in the Complaint, members of the immediate families of said Defendants (including spouses or former spouses of any of the defendants), any entity in which any Defendant has or had a controlling interest, directors and officers of HPL during the Class Period, and the legal representatives, heirs, successors, pledgees or assigns of any such Defendant and any person who timely requested exclusion from the Class.

                  1.5 "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class as set forth in P. 1.4 of the Stipulation.

                  1.6 "Class Period" means the period commencing on July 31, 2001 through and including July 18, 2002.

                  1.7 "Effective Date" means the first date by which all of the events and conditions specified in P. 5.1 of the Stipulation have been met and have occurred.

                  1.8 "Escrow Agent" means the law firm of Gold Bennett Cera & Sidener LLP or its successor(s).

                  1.9 "Final" means when the last of the following has occurred:
(a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of certiorari to review the Judgment and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal or withdrawal of any appeal from the Judgment or the final dismissal, denial or withdrawal of any proceeding on certiorari or writ of certiorari to review the Judgment and expiration of time to seek any further review or appeal of such dismissal; or (c) if no appeal is filed, the expiration date of the time for the filing of notice of an appeal from the Judgment, i.e., thirty (30) days of the entry of the Judgment; or (d) the expiration date for the time to file a motion to alter or amend the Judgment under Federal Rule of Civil Procedure 59(e) without any such motion having been filed. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

                  1.10 "HPL" or the "Company" means HPL Technologies, Inc., or any of its predecessors, successors, parents, subsidiaries, divisions, affiliates or related affiliates.

                  1.11 "Individual Settling Defendants" means Ita Geva,
Lawrence Kraus, Elias Antoun, Osamu Kano, Yervant Zorian, and Y. David Lepejian.

                  1.12 "Judgment" means the Final Judgment and Order of Dismissal to be rendered by the Court, substantially in the form attached hereto as Exhibit B.
                  1.13 "Lead Plaintiff" means Fuller & Thaler Asset
Management, Inc.

                  1.14 "Lead Counsel" means Lead Counsel appointed by the Court in the Litigation: Gold Bennett Cera & Sidener LLP.

                  1.15 "Notice Order" means the Order preliminarily approving the Settlement provided for in P. 6.1.

                  1.16 "Person" means an individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and, as applicable, their respective spouses, heirs, predecessors, successors, representatives, or assignees.

                  1.17 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses (as defined in P. 2.7 below) and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and Settling Defendants and their respective Related Persons shall have no responsibility for, interest in, or liability with respect thereto.

                  1.18 "Preliminary Approval" means the signed Notice Order or an order signed by the Court substantially in the form attached hereto as Exhibit A.

                  1.19 "Proof of Claim and Release" means the form to be executed by Settlement Class Members, substantially in the form attached hereto as Exhibit A-2.

                  1.20 "PwC Stipulation" means the Stipulation of Settlement entered into between and among Lead Plaintiff on behalf of itself and each of the other Settlement Class Members and PwC to settle this Litigation.

                  1.21 "Related Persons" as to Settling Defendants means, as applicable, each of a Settling Defendant's past, or present or future directors, officers, managers, employees, partners, members, principals, agents, underwriters, insurers, co-insurers, reinsurers, controlling shareholders, attorneys, banks or investment banks, financial advisors, consultants, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any members of their immediate families, any entity in which any Settling Defendant has a controlling interest, or any trust of which any Settling Defendant is the settlor or which is for the benefit of any Settling Defendant and/or member(s) of his or her family.

                  1.22 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in P. 1.35 hereof), actions, demands, rights, liabilities, suits, and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, that were asserted or that could or might have been, or in the future can or might be asserted in any court, tribunal or proceeding, including, without limitation, claims for fraud or violations of any state or federal statutes, rules or regulations, by any Representative Plaintiff or Settlement Class Member in an individual or representative capacity, against the Released Persons arising out of, based upon or related to the purchase, acquisition or sale of HPL securities during the Class Period; the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were or could have been alleged in the Litigation; or the settlement or resolution of the Litigation.

                  1.23 "Released Persons" means each and all of the Settling Defendants and their respective Related Persons.

                  1.24 "Representative Plaintiffs" means each Plaintiff who filed a complaint in the Litigation and the Lead Plaintiff.

                  1.25 "Representative Plaintiffs' Counsel" means counsel who have appeared for any of the Representative Plaintiffs in the Litigation.

                  1.26 "Settlement" means the terms and conditions set forth in the Stipulation.

                  1.27 "Settlement Class" means all Persons who purchased or otherwise acquired HPL securities during the period July 31, 2001 through July 18, 2002, inclusive. Excluded from the Settlement Class are defendants, members of the immediate families of the defendants (including spouses and former spouses of any of the defendants), any entity in which any defendant has or had a controlling interest, present or former directors and officers of HPL, and the legal representatives, heirs, successors, pledgees or assigns of any such defendant. Also excluded are those Persons who timely and validly request exclusion from the Settlement Class pursuant to the "Notice of Pendency and Settlement of Class Action and Settlement Hearing" to be sent to the Settlement Class substantially in the form of Exhibit A-1 hereto.

                  1.28 "Settlement Class Period" means the period commencing on July 31, 2001 through and including July 18, 2002.

                  1.29 "Settlement Class Member" means a Person who falls within the definition of the Settlement Class as set forth in P. 1.27 of the Stipulation.

                  1.30 "Settlement Fund" means the principal amount of Five Million Dollars ($5,000,000) in cash, plus interest earned or accrued thereon as provided by P. P. 2.1 and 2.2, and Seven Million (7,000,000) shares of HPL Settlement Stock.

                  1.31 "Settlement Hearing" means the hearing to determine whether the proposed settlements of the Litigation should be approved as fair, reasonable and adequate; whether the proposed Plan of Allocation of the Net Settlement Fund should be approved; and whether the application of Representative Plaintiffs' Counsel for an award of attorneys' fees, costs and expenses should be approved.

                  1.32 "Settlement Stock" means Seven Million (7,000,000) freely tradeable shares of HPL common stock. Two million (2,000,000) shares of the Settlement Stock are shares relinquished to HPL by defendant Y. David Lepejian pursuant to the settlement of derivative claims asserted against him in the action In re HPL Technologies, Inc. Derivative Litigation, Master File No. 809994, pending in Santa Clara County Superior Court.

                  1.33 "Settling Defendants" means, collectively, HPL and the Individual Settling Defendants, as defined in P. P. 1.10 and 1.11.

                  1.34 "Settling Parties" means, collectively, the Settling Defendants and the Representative Plaintiffs on behalf of themselves and the Settlement Class.

                  1.35 "Unknown Claims" means any Released Claims which the Representative Plaintiffs or any other Settlement Class Member do not know or suspect to exist in their favor at the time of the release of the Released Persons which, if known by them, might have affected their Settlement with and release of the Released Persons, or might have affected their decision not to object to this Settlement or not to exclude themselves from the Settlement Class. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiffs shall expressly waive and relinquish, and each of the other Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived and relinquished, the provisions, rights, and benefits conferred by California Civil Code ss.1542, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor and by any law of any state or territory of the United States, or principle of common law, or of international or foreign law, which is similar, comparable or equivalent to California Civil Code ss.1542. The Representative Plaintiffs and other Settlement Class Members may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but hereby stipulate and agree that upon the Effective Date, the Representative Plaintiffs shall fully, finally, and forever settle and release, and each other Settlement Class Member shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, without regard to the subsequent discovery or existence of such different or additional facts. The Lead Plaintiff acknowledges, and the Settlement Class Members shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement of which the release in this paragraph is a part.

          2.       The Cash Portion of the Settlement Fund
                   ---------------------------------------
                  a.  Establishment and Maintenance of the Cash Portion of the
                     Settlement Fund
                     ---------------
                  2.1 The principal amount of $5,000,000 in cash (plus accrued interest) shall constitute the cash portion of the Settlement Fund. The Settling Defendants shall cause their insurers to pay $5,000,000 in cash by wire transfer to the Escrow Agent one business day after the Judgment becomes Final, as defined in P. 1.9 above. HPL shall pay the interest that would otherwise accrue on this amount one business day after the Judgment becomes Final at the rate of 1.6% per annum for the period from the tenth (10th) business day after notice of entry of the Court's Preliminary Approval until the day on which the Judgment has become Final. If these amounts are not paid by the Settling Defendants and/or their insurance carriers into the Settlement Fund by the first business day after the Judgment has become Final, then the Effective Date will not have occurred, the Judgment will be voided nunc pro tunc and this Settlement will be terminated pursuant to P. 4.1 and all releases of the Settling Defendants shall be void.

                  b.  The Escrow Agent
                      ----------------
                  2.2 The Escrow Agent shall invest the cash portion of the Settlement Fund deposited pursuant to P. 2.1 above in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof, or money market funds invested substantially in such instruments, and shall reinvest the proceeds of these instruments as they mature in similar instruments at the then current market rates. The Escrow Agent shall bear all risks related to investment of the Settlement Fund, and neither Settling Defendants nor Settling Defendants' counsel of record shall have any responsibility or liability for investment decisions.

                  2.3 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of Settling Defendants' counsel of record.

                  2.4 Subject to further order and/or directions as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Settlement Class Members as are consistent with the terms of the Stipulation.

                  2.5 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation, the Plan of Allocation and/or further order(s) of the Court.

                  2.6 A Notice and Administration Fund in the amount of $200,000 is scheduled to be established pursuant to the terms of the PWC Stipulation. In the event that for any reason, the Notice and Administration Fund is not funded in the amount of $200,000, then the Settling Defendants shall cause to be deposited such amount so that the amount of the fund is equal to $200,000. This amount is part of (and not in addition to) the cash portion of the Settlement Fund. The Notice and Administration Fund may be used by Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Settlement Class, locating Settlement Class Members, soliciting Settlement Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Notice and Administration Fund may also be invested and earn interest as provided for in P.
2.2 of this Stipulation.

                  c.  Taxes
                      -----

                  2.7 Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. ss.1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this P. 2.7, including the "relation-back election" (as defined in Treas. Reg: ss.1 .468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

                  (i) For the purpose of ss.468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. ss.1.468B-2(k)(l)). Such returns (as well as the election described in P. 2.7) shall be consistent with this P. 2.7 and in all events shall reflect that all Taxes, as defined below (including any estimated Taxes, interest or penalties), on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in P. 2.7(ii) hereof.

                  (ii) All: (1) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any taxes or tax detriments that may be imposed upon the Settling Defendants or their respective Related Persons or their respective counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("Taxes"); and (2) expenses and costs incurred in connection with the operation and implementation of this P. 2.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this P. 2.7) ("Tax Expenses"), shall be paid out of the Settlement Fund. Neither the Settling Defendants nor their respective Related Persons nor their respective counsel shall have any liability or responsibility for the Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. ss.1.468B-2(1 )(2)). Neither the Settling Defendants nor their respective Related Persons nor their respective counsel are responsible nor shall they have any liability therefor. The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this P. 2.7.

                  (iii) For the purpose of this P. 2.7, references to the Settlement Fund shall include both the Settlement Fund and the Notice and Administration Fund and shall also include any earnings thereon.

         3.      The Stock Portion Of the Settlement Fund
                 ----------------------------------------
                 3.1   Distribution of Settlement Stock
                       --------------------------------
                  In addition to the cash portion of the Settlement Fund, HPL shall also distribute Seven Million (7,000,000) shares of freely-tradeable Settlement Stock to Settlement Class Members and Lead Counsel, pursuant to the terms set forth herein.

                  3.2   No Dilution
                        -----------
                  As of January 1, 2004, there were 31.273 million shares of HPL common stock issued and outstanding ("Total Outstanding Shares"). The Settlement Stock, after it is issued and excluding the shares relinquished by Lepejian, will represent 13.78% of the Total Outstanding Shares (the "Settlement Stock Percentage"). To prevent dilution of the Settlement Stock, the Settling Defendants agree that if HPL should issue new common stock shares either to settle existing litigation or at a diluted price (defined herein to be less than $1.00 per share) prior to at least thirty (30) days after the distribution of the Settlement Stock to Settlement Class Members and Lead Counsel (the "Expiration Period"), then HPL shall increase the amount of Settlement Stock so that the Settlement Stock Percentage remains at 13.78% until the end of the Expiration Period (when taking into account the issuance of stock referred to in this paragraph). Excluded from such anti-dilution protection are any and all issuances of options or stock to any employee, officer, director or consultant of HPL or any of its subsidiaries pursuant to any stock option, employee stock purchase or similar plan or rights plan currently in effect or subsequently approved by HPL's board of directors, or any exercise of options or rights issued under such plans. If HPL fails to comply with this paragraph, then the Settlement will be terminated unless otherwise agreed to by the Settling Parties in writing.

                  3.3 If HPL enters into any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the common stock of HPL is exchanged for, converted into, acquired for or constitutes the right to receive consideration, and the Settlement Stock has not been distributed to Class Members or Lead Counsel, the Settlement Stock shall be converted into the right to receive the consideration from the transaction or event as if such Settlement Stock had been fully distributed to Class Members and Lead Counsel prior to the transaction or event.

                  3.4 To facilitate the issuance and distribution of the Settlement Stock, the Settling Parties shall request the Court to appoint Gilardi & Co. LLC as Receiver in connection therewith. HPL shall hold Gilardi & Co. LLC harmless from all claims, demands, liabilities, rights, causes of action, or proceedings asserted against Gilardi & Co. LLC for the distribution of unregistered securities issued in connection with this Settlement in its capacity as Receiver. The Settling Defendants shall cooperate with Lead Counsel or their agent for the purpose of identifying and giving notice to the Settlement Class.

                  3.5 All costs, including those of HPL's transfer agent, incurred in issuing and distributing any Settlement Stock to the recipients, shall be borne by HPL.

                  3.6 Notwithstanding anything to the contrary in this Stipulation, HPL shall not issue any Settlement Stock unless: (i) the Court has held the Settlement Hearing on the fairness of the terms and conditions of this Stipulation and the issuance of the Settlement Stock pursuant hereto; (ii) all Persons to whom any Settlement Stock is to be issued receive notice of the Settlement Hearing and of the right to be heard at such hearing; (iii) the Court is advised prior to the hearing that registration of the Settlement Stock under the Securities Act of 1933, as amended (the "Securities Act"), will not be required by virtue of the approval of this Stipulation and the issuance of the Settlement Stock; (iv) the Court approves the fairness of this Stipulation and the issuance of the Settlement Stock; and (v) the Effective Date has occurred.

                  3.7 In order that the Settlement Stock may be distributed to, and be fully and freely traded by, the recipients who are not deemed affiliates of HPL within the meaning of Rule 144(a)(1) of the Securities Act, ten (10) calendar days before the Settlement Hearing date, HPL shall provide Lead Counsel with the written opinion of legal counsel substantially to the effect that, upon approval of the Settlement by the Court in accordance with the procedures set forth herein and the filing of the Judgment: (a) the issuance of the Settlement Stock will be exempt from the registration requirements of the Securities Act of 1933 or will be issued in reliance upon an exemption therefrom; (b) the shares of Settlement Stock will not be "restricted securities" as defined in Rule 144(a)(3) under the Securities Act; (c) the Authorized Claimants and Lead Counsel who acquire the Settlement Stock and who are not deemed affiliates of HPL within the meaning of Rule 144(a)(1) may sell such shares without registration under the Securities Act without compliance with Rule 144 under the Securities Act; (d) the Authorized Claimants and Lead Counsel who acquire the Settlement Stock and who are deemed affiliates of HPL within the meaning of Rule 144(a)(1) under the Securities Act may sell such shares in compliance with Rule 144 under the Securities Act, but without regard to the holding period requirements of Rule 144(d); and (e) when issued in accordance with the procedures provided for in this Stipulation, such shares will be fully paid and non-assessable.
                  3.8 Within five (5) business days of the completion of claims administration, the Claims Administrator shall provide HPL's transfer agent with a list identifying each Authorized Claimant and Lead Counsel and the number of shares of Settlement Stock to be issued to each such Person and shall provide HPL's counsel of record with a written list identifying the states in which the Authorized Claimants and Lead Counsel are located.

                  3.9 Within thirty (30) calendar days after the Claims Administrator shall have provided HPL with a written list identifying the states in which the Authorized Claimants and Lead Counsel are located, HPL shall provide Lead Counsel with the written opinion of legal counsel substantially to the effect that, upon approval of the Settlement by the Court in accordance with the procedures set forth herein, the filing of the Judgment and the issuance of the Settlement Stock in such states to such Persons in accordance with the procedures provided for herein, such issuance will be qualified or exempt from qualification under the blue sky laws of such states, except that, to the extent that qualification is required in any state and the state securities administrator has not granted qualification by the Effective Date, the shares that would otherwise be distributed in such state will be held by the Claims Administrator until such counsel has certified that such qualification has been granted, except that, if such qualification has not been granted six months after the Effective Date, those affected Authorized Claimants and Lead Counsel shall receive equivalent cash consideration from the Settlement Fund in lieu of the payment of stock.

                  3.10 HPL shall direct its stock transfer agent to issue to Authorized Claimants and Lead Counsel certificates representing the Settlement Stock within (a) ten (10) business days of issuance of the written opinion of legal counsel referred to in P. 3.9 or (b) upon the Effective Date, whichever is later. Alternatively, HPL shall direct its stock transfer agent to issue a jumbo certificate representing the Settlement Stock to the Receiver for distribution to Authorized Claimants and Lead Counsel within the same time period.

         4.       Cancellation Or Termination of Settlement
                  -----------------------------------------
                  4.1      Termination of Settlement
                           -------------------------
         In the event that one or more of the following occurs:

                  (a) the Settling Defendants fail to fund the cash portion of the Settlement Fund on or before one business day after the Judgment has become Final (as defined in P. 1.9);
                  (b) the Settling Defendants cause the Settlement Stock Percentage to fall below 13.78% prior to the end of the Expiration Period (as described in P. 3.2);
                  (c) the Effective Date otherwise does not occur for any reason; or
                  (d) the Stipulation is not approved or is terminated or otherwise cancelled, then the Settlement shall be terminated and the Judgment vacated nunc pro tunc.

                  4.2 In the event the Settlement is terminated, as described in
P. 4.1 above, any monies paid into the Settlement Fund (including accrued interest) and the Notice and Administration Fund, less expenses actually paid, incurred or due and owing in connection with the Settlement provided herein, shall be refunded to the Persons who made the payments.

         5.       Conditions Of Settlement, Effect Of Disapproval
                  -----------------------------------------------
                  5.1 The Effective Date of the Stipulation shall be the date by which all of the events and conditions listed below in subparagraphs (a)-(d) have occurred or have been met:
                  (a) The Settling Defendants have timely made, or caused to be made, their respective contributions to the Settlement Fund as required by P.
2.1 above;
                  (b) HPL has not exercised its option to terminate the Stipulation pursuant to P. 9.4 hereof;
                  (c) The Court has entered the Judgment, or a judgment substantially in the form and substance of Exhibit B hereto;
                  (d) The Judgment has become Final, as defined in P. 1.9, above.
                  (e) The termination of the PwC Stipulation pursuant to its terms, or the failure of PwC and the Representative Plaintiffs to achieve a final settlement, shall not prevent the occurrence of the Effective Date as provided for in this paragraph.

                  5.2  Upon the occurrence of all of the events referenced in P.
5.1 above, any and all remaining interest or right of Settling Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.

                  5.3 If all of the conditions specified in P. 5.1 are not met, then the Stipulation shall be canceled and terminated.

                  5.4 If prior to the Settlement Hearing, any Persons who otherwise would be Settlement Class Members have timely requested exclusion ("Requests for Exclusion") from the Settlement Class in accordance with the provisions of the Notice Order and the notice given pursuant thereto, and such Persons in the aggregate purchased or otherwise acquired HPL securities during the Settlement Class Period in an amount greater than the sum specified in a separate "Supplemental Agreement" between the Lead Plaintiff and HPL, HPL shall have the option to terminate this Stipulation in accordance with the procedures set forth in the Supplemental Agreement. The Supplemental Agreement will not be filed with the Court unless and until a dispute among the Lead Plaintiff and HPL concerning its interpretation or application arises. Copies of all Requests for Exclusion received, together with copies of all written revocations of Requests for Exclusion, shall be delivered to the HPL's counsel of record within five (5) business days of receipt by Lead Plaintiff or Lead Counsel but in no event later than seven (7) business days before the Settlement Hearing. HPL may terminate the Stipulation by serving written notice of termination on the Court and Lead Counsel by hand delivery or first class mail, postmarked on or before five (5) business days after the receipt of all of the copies of the Requests for Exclusion, on or before five (5) business days after the Court grants additional exclusions for any reason, or on or before three (3) business days before the Settlement Hearing, whichever occurs last.

                  5.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or the Effective Date does not occur for any reason, within five (5) business days after written notification of such event is sent by Settling Defendants' counsel of record or Lead Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), plus any amount then remaining in the Notice and Administration Fund (including accrued interest) less expenses and any costs which have either been disbursed pursuant to P. 2.6 hereto, or are determined to be chargeable to the Notice and Administration Fund, shall be refunded by the Escrow Agent pursuant to written instruction from Settling Defendants' counsel of record to the Persons who made the payments per their respective pro rata contributions. At the request of Settling Defendants' counsel of record, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to the Persons who made the payments as applicable.

                  5.6 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, or the Effective Date does not occur for any reason, including but not limited to the failure to make the payments set forth in P. 2.1, the Settling Parties shall be restored to their respective positions in the Litigation as of March 10, 2004. In such event, the terms and provisions of the Stipulation, with the exception of P. P. 2.2-2.7, 4.1-4.2, 5.1-5.6, 8.3-8.4, 9.2-9.4, 10.5-10.6, and 10.14-15 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Litigation or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc. No order of the Court or modification or reversal on appeal of any order of the Court concerning the Plan of Allocation or the amount of any attorneys' fees, costs, expenses and interest awarded by the Court shall constitute grounds for cancellation or termination of the Stipulation. If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither Lead Plaintiff, Lead Counsel nor the Escrow Agent shall have any obligation to repay any amounts actually and properly disbursed from the Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Notice and Administration Fund pursuant to P. 2.6 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with P. 5.5 above.

                  5.7 Representative Plaintiffs agree that any recovery by them on claims asserted against any non-settling defendants shall be reduced by the proportionate share of fault that the trier of fact shall allocate or apportion to any Settling Defendant so as to extinguish any contribution, indemnity, apportionment or other similar rights that the non-settling defendants might otherwise arguably have against the Settling Defendants.

         6.       Notice Order And Settlement Hearing
                  -----------------------------------
                  6.1 Promptly after execution of the Stipulation, Lead Counsel shall submit the Stipulation together with its Exhibits and the PwC Stipulation to the Court and shall apply for entry of the Notice Order, substantially in the form and content of Exhibit A hereto, requesting, inter alia, the preliminary approval of the settlements set forth in the Stipulation and PwC Stipulation, and approval for the mailing and publication of the Notice of Pendency and Settlement of Class Action (the "Notice"), Summary Notice for Publication and the Proof of Claim and Release, substantially in the form and containing the content of Exhibits A-l through A-3 hereto, which shall include the general terms of the settlements set forth in the Stipulation and PwC Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in P. 9.1 below and the date of the Settlement Hearing as defined below.

                  6.2 Lead Counsel shall request that after notice is given, the Court hold the Settlement Hearing and finally approve the settlements as set forth herein. At or after the Settlement Hearing, Lead Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

         7.       Releases
                  --------
                  7.1 Upon the Effective Date, each and all of the Representative Plaintiffs hereby fully, finally, and forever release, relinquish and discharge all Released Claims against each and all of the Released Persons.

                  7.2 Upon the Effective Date, each and all of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims against each and all of the Released Persons, whether or not such Settlement Class Member executes and delivers the Proof of Claim and Release.

                  7.3 Only those Settlement Class Members filing valid and timely Proof of Claim and Release forms shall be entitled to participate in the Settlement and receive a distribution from the Settlement Fund. The Proof of Claim and Release to be executed by Settlement Class Members shall release all Released Claims against the Released Persons and shall be substantially in the form and content contained in Exhibit A-2 hereto. All Settlement Class Members shall be bound by the releases set forth in P. 7.2 whether or not they submit a valid and timely Proof of Claim and Release.

                  7.4 Upon the Effective Date, each of the Settling Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Settlement Class Members and Representative Plaintiffs' Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Litigation or the Released Claims.

         8. Administration And Calculation Of Claims, Final Awards And Supervision And Distribution Of The Settlement Fund
                  ---------------------------------------------------
                  8.1 The Claims Administrator, subject to such supervision and direction of the Court or Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Settlement Class Members and shall oversee distribution of the Net Settlement Fund to Authorized Claimants. Settling Defendants or Settling Defendants' counsel of record shall have no role in or responsibility for the review or evaluation of Proof of Claim and Release forms. Subsequent to the Effective Date, the Settlement Fund shall be applied as follows:

                  (a) To pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Settlement Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;
                  (b) To pay the Taxes and Tax Expenses described in P. 2.7 above;
                  (c) To pay Lead Counsel and Representative Plaintiffs' Counsel their attorneys' fees, expenses and costs with interest thereon, if and to the extent allowed by the Court; and
                  (d) To distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

                  8.2 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following:

                  (a) Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed Proof of Claim and Release, substantially in the form of Exhibit A-2 hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.
                  (b) Except as otherwise ordered by the Court, all Settlement Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to this Stipulation and the Settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment.
                  (c) The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court.

                  8.3 Neither the Settling Defendants nor their respective Related Persons nor their respective counsel shall have any responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith. The Settlement Class Members and Lead Counsel release the Settling Defendants, their respective Related Persons, and their respective counsel from any and all liability arising from or with respect to any of the foregoing.

                  8.4 No Person shall have any claim against Lead Counsel or any claims administrator or other agent designated by Lead Counsel, based on the distributions made substantially in accordance with this Stipulation and the Settlement contained herein, the Plan of Allocation, or further orders of the Court.

                  8.5 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), Lead Counsel shall reallocate such balance among Authorized Claimants in an equitable and economic fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization.

                  8.6 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

         9.       Lead Counsel's Attorneys' Fees And Reimbursement Of Expenses
                  ------------------------------------------------------------
                  9.1 Lead Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them and Representative Plaintiffs' Counsel from the Settlement Fund for: (a) an award of attorneys' fees; plus (b) reimbursement of expenses and costs incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court (the "Fee and Expense Award"). Lead Counsel reserves the right to make additional applications for fees and expenses incurred.

                  9.2 The procedure for and the allowance or disallowance by the Court of the application by Lead Counsel for attorneys' fees, costs and expenses to be paid out of the Settlement Fund are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Fee and Expense Application shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth therein.

                  9.3 Neither the Settling Defendants nor their respective Related Persons shall have any responsibility for, or interest in, or liability whatsoever with respect to, any payment to Lead Counsel or Representative Plaintiffs' Counsel from the Settlement Fund.

                  9.4 Neither the Settling Defendants nor their Related Persons shall have any responsibility for, or interest in, or liability whatsoever with respect to the allocation among Representative Plaintiffs' Counsel, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

         10.      Miscellaneous Provisions
                  ------------------------
                  10.1 The Settling Parties: (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

                  10.2 Each Settling Defendant warrants as to himself or herself that, at the time any of the payments provided for herein are made on behalf of himself or herself, he or she has a good faith belief that he or she is not insolvent and the payment will not render him or her insolvent within the meaning of and/or for the purposes of United States Bankruptcy Code Section 101(32) and/or Section 547. This representation is made by each Individual Settling Defendant as to himself or herself only, and is not made by their respective counsel of record. If a case is commenced with respect to any Individual Settling Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the payment pursuant to P. 2.1, or any portion thereof, to be a preference, voidable transfer, fraudulent conveyance or similar transaction as to an Individual Settling Defendant, then, as to such Individual Settling Defendant only, the releases given and Judgment entered in favor of such Individual Settling Defendant pursuant to this Stipulation shall be null and voidable by Representative Plaintiffs, but only to the extent of any recovery of such preference, voidable transfer, fraudulent conveyance, or similar transaction.

                  10.3 The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Litigation, the Released Claims, and all matters encompassed within the scope of any releases set forth or referenced herein. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Final Judgment will contain a statement that during the course of the Litigation, Lead Plaintiff, Settling Defendants and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.

                  10.4 The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties and their counsel agree that they will not comment about this Litigation to any media representative (whether or not for attribution) except to say that it was filed or defended in good faith and was settled voluntarily after consultation with competent legal counsel.

                  10.5 Neither the Stipulation nor the Settlement contained herein, nor any act performed or any document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Settling Defendants; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any Settling Defendant in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or (c) is admissible in any proceeding except an action to enforce or interpret the terms of the Stipulation, the settlement contained therein, and any other documents executed in connection with the performance of the agreements embodied therein. Settling Defendants and/or the other Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

                  10.6 All agreements made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation. All discovery materials or other documents produced or exchanged during the Litigation or documents produced by any third party, or by a Settling Party, shall, within thirty (30) days of the Effective Date, be returned to such producing party or destroyed, at the option of the receiving party, and a letter certifying compliance with this paragraph shall be sent to each such producing party. Documents and pleadings submitted to the Court and/or the settlement mediator may be maintained by the Settling Parties.

                  10.7 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

                  10.8 This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

                  10.9 Except as provided herein, this Stipulation and the Exhibits attached hereto and the Supplemental Agreement constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits or the Supplemental Agreement other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear his, her or its own costs.

                  10.10 Lead Counsel, on behalf of the Settlement Class, is expressly authorized by the Representative Plaintiffs to take all appropriate actions required or permitted to be taken by the Settlement Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Settlement Class which they deem appropriate.

                  10.11 Each attorney or other Person executing the Stipulation or any of its Exhibits or the Supplemental Agreement on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

                  10.12 This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

                  10.13 This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties hereto.

                  10.14 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and all Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in this Stipulation.

                  10.15 This Stipulation and the Exhibits hereto and the Supplemental Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the Settling Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

         IN WITNESS WHEREOF, the parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys.

DATED: October 5, 2004                      GOLD BENNETT CERA & SIDENER LLP
                                            595 Market Street, Suite 2300
                                            San Francisco, California 94105-2835
                                            Tel: (415) 777-2230
                                            Fax: (415) 777-5189


                                            By:  /s/ Steven O. Sidener
                                                 -------------------------------
                                                 Steven O. Sidener

                                            Attorneys for Lead Plaintiff Fuller
                                            & Thaler Asset Management, Inc.


DATED: October 4, 2004                      MORRISON & FOERSTER, LLP
                                            425 Market Street
                                            San Francisco, California 94105-2482
                                            Tel: (415) 268-7000
                                            Fax: (415) 268-7522


                                            By:  /s/ Jordan Eth
                                                 -------------------------------
                                                 Jordan Eth

                                            Attorneys for HPL Technologies,
                                            Inc., Lawrence Kraus, Elias Antoun,
                                            and Yervant Zorian


DATED: October 5, 2004
                                            LATHAM & WATKINS
                                            135 Commonwealth Drive
                                            Menlo Park, California 94025
                                            Tel: (650) 328-4600
                                            Fax: (650) 463-2600


                                            By:  /s/ Jay L. Pomerantz
                                                 -------------------------------
                                                 Jay L. Pomerantz


                                            Attorneys for Ita Geva

DATED: October 5, 2004                      O'MELVENY & MEYERS LLP
                                            275 Battery Street
                                            San Francisco, CA 94111-3305
                                            Tel: (415) 984-8876
                                            Fax: (415) 984-8701


                                            By:  /s/ Michael Tubach
                                                 -------------------------------
                                                 Michael Tubach


                                            Attorneys for Y. David Lepejian

DATED:  October ____, 2004                       Osamu Kano
                                                 P.O. Box 265
                                                 Los Altos, CA  94023-0265


                                                 By: /s/ Osamu Kano
                                                     ---------------------------
                                                     Osamu Kano